UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 14, 2011

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 285-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2011, the Board of Trustees of Corporate Office Properties Trust (the “Registrant”) approved the election of U.S. Navy Rear Admiral (Ret.) Elizabeth (Betsy) A. Hight, age 57, to the Registrant’s Board of Trustees.  Ms. Hight’s term will expire at the Registrant’s next annual shareholder meeting to be held in May 2011, and the Registrant expects that she will be nominated to stand for re-election at that time.  Ms. Hight will serve on the Board of Trustees’ Compensation Committee and Nominating and Corporate Governance Committee.  Effective upon her election, Ms. Hight became eligible to receive the standard compensation provided by the Registrant to its other non-employee Trustees, as most recently disclosed in the Registrant’s proxy statement for its 2010 annual meeting of shareholders.

Since October 2010, Ms. Hight has served as Vice President of the Hewlett-Packard Company’s (“HP”) Enterprise Services U.S. Public Sector Cybersecurity Practice.  From January 2010 to October 2010, she served as Vice President of HP’s U.S. Public Sector DoD Command and Control Infrastructure.  From July 2008 until December 2008, Ms. Hight served as the acting Director of the Defense Information Systems Agency (“DISA”) and Commander of the Joint Task Force-Global Network Operations (“JTF GNO”).  She also served as the DISA’s Vice Director from April 2007 until her retirement in October 2009 and Principal Director for Operations and Deputy Commander, JTF GNO from 2005 to 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 15, 2011

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	Chief Executive Officer